Exhibit 99.2

Celcuity Inc. Announces Pricing of Upsized Public Offering of
0.250% Convertible Senior Notes Due 2032

MINNEAPOLIS, June 3, 2026 – Celcuity Inc. (Nasdaq: CELC) (“Celcuity” or the “Company”), a clinical-stage biotechnology company focused on the development of targeted therapies for the treatment of multiple solid tumor indications, today announced the pricing of its upsized underwritten public offering of $500,000,000 aggregate principal amount of its 0.250% convertible senior notes due 2032 (the “Convertible Notes”). The aggregate principal amount of the offering was increased from the previously announced offering size of $400,000,000.

The Company has granted the underwriters of the offering a 30-day option to purchase up to an additional $75,000,000 aggregate principal amount of the Convertible Notes, solely to cover over-allotments. The offering is expected to close on June 8, 2026, subject to satisfaction of customary closing conditions.

The Convertible Notes will be general, unsecured, senior obligations of the Company. The Convertible Notes will accrue interest payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2027, at a rate equal to 0.250% per year. The Convertible Notes will mature on August 1, 2032, unless earlier converted, redeemed or repurchased by the Company. The Convertible Notes will be convertible at the option of the holders if certain conditions are met and during certain periods, based on an initial conversion rate of 8.0302 shares of the Company’s common stock (the “Common Stock”) per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $124.53 per share of Common Stock and represents a conversion premium of approximately 40.0% above the last reported sale price of the Common Stock on June 3, 2026. The Company will settle conversions of the Convertible Notes by paying or delivering, as applicable, cash, common stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the applicable conversion rate. If a “make-whole fundamental change” (as defined in the indenture that will govern the Convertible Notes) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on a redemption date on or after August 6, 2029 and on or before the 31st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price for the Convertible Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in the indenture that will govern the Convertible Notes) occurs, then, subject to certain exceptions, noteholders may require the Company to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Company estimates that the net proceeds from the offering will be approximately $484.3 million (or approximately $557.0 million if the underwriters of the offering exercise their over-allotment option in full), after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the offering to repay in full all outstanding obligations under its amended and restated loan agreement with Oxford Finance, LLC, as collateral agent, and the lenders party thereto, and the remainder for working capital and general corporate purposes. General corporate purposes may include clinical trial expenditures, commercial launch expenditures, commercialization expenditures, research and development expenditures, capital expenditures, expansion of business development activities and other general corporate purposes. The Company may also use a portion of the proceeds for the potential acquisition of businesses, technologies, and products, although it has no current binding understandings, commitments, or agreements to do so.

Jefferies, J.P. Morgan, TD Cowen and Guggenheim Securities are acting as joint book-running managers for the offering. LifeSci Capital is acting as lead manager for the offering. Craig-Hallum and Wolfe | Nomura Alliance are acting as co-managers for the offering.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) as well as a preliminary prospectus supplement with respect to the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may obtain these documents by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to: Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com; and Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Convertible Notes, any shares of Common Stock issuable upon conversion of the Convertible Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

“Wolfe | Nomura Alliance” is the marketing name used by Wolfe Research Securities and Nomura Securities International, Inc. in connection with certain equity capital markets activities conducted jointly by the firms. Both Nomura Securities International, Inc. and WR Securities, LLC are serving as underwriters in the offering described herein. In addition, WR Securities, LLC and certain of its affiliates may provide sales support services, investor feedback, investor education, and/or other independent equity research services in connection with this offering.

ABOUT CELCUITY

Celcuity is a clinical-stage biotechnology company focused on the development of targeted therapies for the treatment of multiple solid tumor indications. The Company’s lead therapeutic candidate is gedatolisib, a kinase inhibitor of the PI3K/AKT/mTOR (“PAM”) pathway that binds to all class I PI3K isoforms and the mTOR complexes, mTORC1 and mTORC2. By targeting all class I PI3K isoforms and mTORC1/2, gedatolisib induces comprehensive inhibition of the PAM pathway. Its mechanism of action and pharmacokinetic properties are differentiated from other currently approved and investigational therapies that target PI3Kα, AKT, or mTORC1 alone or together. The Company’s Phase 3 clinical trial, VIKTORIA-1, evaluating gedatolisib in combination with fulvestrant with or without palbociclib in patients with hormone receptor positive (“HR+”), human epidermal growth factor receptor 2 negative (“HER2-”) locally advanced or metastatic breast cancer (“ABC”), has reported detailed results for both Study 1, which evaluated patients with PIK3CA wild-type (“WT”) tumors, and Study 2, which evaluated patients with PIK3CA mutant-type (“MT”) tumors. The Company’s Phase 3 clinical trial, VIKTORIA-2, is ongoing and incorporates two independent studies, Study 1 and Study 2, evaluating two separate cohorts of patients with ABC who are treatment-naive in the advanced setting. Study 1 is evaluating gedatolisib combined with palbociclib and fulvestrant as first-line treatment for patients with endocrine-resistant HR+/HER2- ABC. Study 2 is evaluating gedatolisib combined with palbociclib and letrozole as first-line treatment for patients with endocrine-sensitive HR+/HER2- ABC. The Company’s Phase 1b/2 clinical trial, CELC-G-201, evaluating gedatolisib in combination with darolutamide in patients with metastatic castration-resistant prostate cancer, is ongoing. The Company is headquartered in Minneapolis, Minnesota.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the offering; the Company’s ability to complete the offering on the anticipated timeline or at all and the expected net proceeds from the offering and the anticipated use of such proceeds; the potential therapeutic benefits of gedatolisib; the size, design and timing of the Company’s clinical trials; the Company’s interpretation of clinical trial data; the status and timing of the U.S. Food and Drug Administration’s (the “FDA”) review of the Company’s New Drug Application (“NDA”) for gedatolisib, including the Prescription Drug User Fee Act (“PDUFA”) goal date assigned by the FDA; the ability of the Company’s data to support the filing of supplemental New Drug Application (“sNDA”) with the FDA and comparable filings with other regulatory authorities outside the U.S.; the market opportunity for gedatolisib; the Company’s expectations regarding the timing of and its ability to obtain FDA approval to commercialize gedatolisib; the Company’s strategy, marketing and commercialization plans, including the benefits of strategic decisions regarding studies and trials; other expectations with respect to gedatolisib, including subcutaneous formulations to support potential future indications for gedatolisib regimens; the Company’s anticipated use of cash; and the strength of the Company’s balance sheet. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this press release are based on management’s current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including that the Company’s topline clinical results are based on an ongoing analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial; unforeseen delays in the Company’s clinical trials or the FDA’s review of the Company’s NDA for gedatolisib; the Company’s ability to obtain and maintain regulatory approvals to commercialize gedatolisib, and the market acceptance of gedatolisib; the development of therapies and tools competitive with gedatolisib; and the Company’s ability to access capital on favorable terms. In addition, all forward-looking statements are subject to other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as such risks may be updated in the Company’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by these cautionary statements, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACTS:

Celcuity Inc.

Brian Sullivan, bsullivan@celcuity.com

Vicky Hahne, vhahne@celcuity.com

(763) 392-0123

Jodi Sievers, jsievers@celcuity.com

(415) 494-9924